SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): June 28, 2005

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
  Resignation of Principal Accounting Officer

  Effective June 28, 2005, Jeffrey S. Campbell, resigned from his position as Controller and Principal Accounting Officer of the registrant. He has been appointed Vice President, Finance of the registrant and will be the supervisor of the newly appointed Controller.

  Appointment of New Controller and Principal Accounting Officer

Effective June 28, 2005, John F. Konzelmann, age 57, joined the registrant as Vice President, Controller. In this position, Mr. Konzelmann will also serve as Principal Accounting Officer. Mr. Konzelmann served as Assistant Corporate Controller and Director of Financial Reporting of Unilever United States Inc. from 2000 until April 2004. From 1994 to 2000 Mr. Konzelmann served as Assistant Corporate Controller of Bestfoods, prior to Unilever's acquisition of Bestfoods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Matthew Farrell
Name: Matthew Farrell Title: Executive Vice President and CFO

Date: July 1, 2005